EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-135440 on Form S-8 of our report dated February 22, 2008, relating to the financial statements of GTE Mobilnet of Texas #17 Limited Partnership as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, appearing in this Annual Report on Form 10-K of Consolidated Communications Holdings, Inc. for the year ended December 31, 2007.

Atlanta, Georgia
March 14, 2008